                                                                    EXHIBIT 21.1

  Registrant had the following significant subsidiaries as of May 18, 1998:

                  NAME              STATE OF INCORPORATION PERCENTAGE OWNERSHIP
                  ----              ---------------------- --------------------
       North Star Plating Company         Minnesota                100%
       Inteuro Parts Distributors,
        Inc.                               Florida                 100%
       Car Body Concepts, Inc.             Florida                 100%